Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

Contact:	Donald D. Destino
Executive Vice President
Corporate Development and Investor Relations
Relations
Phone:	310-887-8521

FOR IMMEDIATE RELEASE	January 18, 2018

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2017

Fourth Quarter 2017 Highlights

•                  CU Bancorp (“CUB”) Acquisition Closed October 20, 2017

•                  Sold $1.5 Billion of Cash Flow Loans

•                  Net Earnings of $84.0 Million, or $0.66 Per Diluted Share

•                  New Loan and Lease Production of $1.6 Billion and Annualized Growth Excluding Acquired and Sold Loans of 17%

•                  Classified Loans and Leases Reduced by 19%

•                  Tax Benefit of $1.2 Million from Enactment of Tax Cuts and Jobs Act

Full Year 2017 Highlights

•                  Net Earnings of $357.8 Million, or $2.91 Per Diluted Share

•                  New Loan and Lease Production of $4.7 Billion and Growth Excluding Acquired and Sold Loans of 7%

•                  Core Deposits Growth of $3.4 Billion, Including $2.7 Billion from CUB Acquisition

•                  Tax Equivalent Net Interest Margin of 5.10%

•                  Classified Loans and Leases Reduced by 32%

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2017 of $84.0 million, or $0.66 per diluted share, compared to net earnings for the third quarter of 2017 of $101.5 million, or $0.84 per diluted share.  Net earnings for the full year 2017 were $357.8 million, or $2.91 per diluted share, compared to net earnings for the full year 2016 of $352.2 million, or $2.90 per diluted share.

The decrease in net earnings from the prior quarter was due primarily to higher noninterest expense, higher income tax expense and lower noninterest income offset by higher net interest income and a lower provision for credit losses.  Noninterest expense for the fourth quarter of 2017 was higher mainly due to an increase in acquisition, integration and reorganization costs of $14.6 million related to the CUB acquisition and integration. Income tax expense for the fourth quarter of 2017 was higher as the third quarter of 2017 reflected a $13.6 million reversal of a valuation allowance related to tax credits, while the fourth quarter reflected a $2.0 million increase in the valuation allowance. Noninterest income for the fourth quarter of 2017 declined mainly due to the tax-related decision to sell certain securities resulting in a loss for the quarter of $3.3 million.

Matt Wagner, President and CEO, commented, “Although the fourth quarter included several significant items, the benefits of the CUB acquisition for our future profitability were apparent in our fourth quarter results. Interest income on loans and leases increased 10% over the prior quarter, core deposits increased to 85% of total deposits, and the CUB integration as well as the vast majority of cost save initiatives were achieved in December. We are on track to achieve the remainder of our targeted expense savings during the first quarter of 2018.”

Mr. Wagner continued, “Our organic loan growth of $684 million in the fourth quarter was the strongest of the year. The fourth quarter sale of $1.5 billion in cash flow loans and the exit from the CapitalSource Division origination operations related to general, technology, and healthcare cash flow loans allows us to focus on profitably growing our other businesses.”

Mr. Wagner added, “The strong fourth quarter capped a year of profitable growth and continued our solid operating performance resulting in a 2017 return on assets of 1.58% and return on tangible equity of 15.15%. These outstanding operating results allowed us to return $347 million to our stockholders in 2017 through stock repurchases and dividends, including $100 million of stock repurchases in the fourth quarter.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,		December 31,
Financial Highlights (1)	2017	2017	Change	2017	2016	Change
	(Dollars in thousands, except per share data)
Net earnings	$84,037	$101,466	$(17,429)	$357,818	$352,166	$5,652
Diluted earnings per share	$0.66	$0.84	$(0.18)	$2.91	$2.90	$0.01
Return on average assets	1.34%	1.82%	(0.48)	1.58%	1.66%	(0.08)
Return on average tangible equity (2)	13.75%	16.85%	(3.10)	15.15%	15.52%	(0.37)

Net interest margin (tax equivalent)	4.97%	5.08%	(0.11)	5.10%	5.40%	(0.30)
Efficiency ratio	41.0%	40.4%	0.6	40.8%	39.8%	1.0

Total assets	$24,994,876	$22,242,932	$2,751,944	$24,994,876	$21,869,767	$3,125,109
Loans and leases held for investment, net of deferred fees	$16,972,743	$15,690,517	$1,282,226	$16,972,743	$15,455,954	$1,516,789
Noninterest-bearing deposits	$8,508,044	$6,911,874	$1,596,170	$8,508,044	$6,659,016	$1,849,028
Core deposits	$15,937,012	$13,531,300	$2,405,712	$15,937,012	$12,523,834	$3,413,178
Total deposits	$18,865,536	$16,773,245	$2,092,291	$18,865,536	$15,870,611	$2,994,925

Noninterest-bearing deposits as percentage of total deposits	45%	41%	4	45%	42%	3
Core deposits as percentage of total deposits	85%	81%	4	85%	79%	6

Equity to assets ratio	19.91%	20.73%	(0.82)	19.91%	20.48%	(0.57)
Tangible common equity ratio (2)	10.50%	12.02%	(1.52)	10.50%	11.54%	(1.04)
Book value per share	$38.65	$37.96	$0.69	$38.65	$36.93	$1.72
Tangible book value per share (2)	$18.24	$19.84	$(1.60)	$18.24	$18.71	$(0.47)

(1) The operations of CU Bancorp are included from its October 20, 2017 acquisition date.

(2) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $21.3 million to $263.0 million for the fourth quarter of 2017 compared to $241.7 million for the third quarter of 2017 due mainly to higher average loan and lease balances primarily from the CUB acquisition. The loan and lease yield was 5.89% for the fourth quarter of 2017 compared to 6.01% for the third quarter of 2017.  The decrease in the loan and lease yield was principally due to a lower yield on the acquired CUB loans, offset partially by an increase in discount accretion on acquired loans.  Total discount accretion on acquired loans was $6.8 million for the fourth quarter of 2017 (15 basis points on the loan and lease yield) compared to $5.5 million for the third quarter of 2017 (14 basis points on the loan and lease yield). A total discount of $37.0 million was recorded in connection with the acquired CUB loan portfolio, of which $2.9 million was accreted during the fourth quarter. The total remaining acquired loan discount as of December 31, 2017 was $56.9 million.

The tax equivalent NIM was 4.97% for the fourth quarter of 2017 compared to 5.08% for the third quarter of 2017.  The decrease in the NIM was mostly due to the lower yield on the CUB loans and securities and a higher cost of average interest-bearing liabilities, offset partially by the increase in discount accretion on acquired loans.  Total discount accretion on acquired loans contributed 13 basis points to the NIM for the fourth quarter of 2017 and 11 basis points for the third quarter of 2017.

The cost of average total deposits decreased to 0.30% for the fourth quarter of 2017 from 0.31% for the third quarter of 2017 due to the lower cost of the deposits acquired from CUB.

Noninterest Income

Noninterest income decreased by $4.6 million to $26.8 million for the fourth quarter of 2017 compared to $31.4 million for the third quarter of 2017 due mainly to a $4.6 million decrease in the gain on sale of securities. In light of the reduction in the statutory federal income tax rate effective January 1, 2018, we sold approximately $173 million of securities during the fourth quarter of 2017 resulting in a realized loss for the quarter of $3.3 million. The proceeds will be reinvested into higher yielding securities that are expected to recoup the realized loss in approximately one year. In addition, dividends and gains on equity investments decreased by $1.5 million and service charges on deposit accounts increased by $1.1 million primarily due to the increased number of accounts from the CUB acquisition.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2017	2017	(Decrease)
	(In thousands)
Service charges on deposit accounts	$4,574	$3,465	$1,109
Other commissions and fees	10,505	9,944	561
Leased equipment income	8,258	8,332	(74)
Gain on sale of loans and leases	1,988	2,848	(860)
(Loss) gain on sale of securities	(3,329)	1,236	(4,565)
Other income:
Dividends and realized gains on equity investments	342	1,845	(1,503)
Warrant income	831	731	100
Other	3,626	2,981	645
Total noninterest income	$26,795	$31,382	$(4,587)

Noninterest Expense

Noninterest expense increased by $24.3 million to $142.9 million for the fourth quarter of 2017 compared to $118.5 million for the third quarter of 2017 due mostly to an increase in acquisition, integration and reorganization costs of $14.6 million related to the CUB acquisition and integration.  Almost all operating expense categories were higher quarter over quarter due mainly to the CUB acquisition. Compensation expense also includes $2.9 million for separation costs in connection with exiting the origination operations related to general, technology, and healthcare cash flow loans. Intangible asset amortization increased $2.0 million as a result of the CUB acquisition partially offset by scheduled reductions in amortization for previous acquisitions. The intangible asset amortization for 2018 is expected to be approximately $24 million. During the fourth quarter of 2017, a foreclosed property that represented approximately 90% of the total foreclosed property balance was sold for a nominal gain. This property was subject to a valuation write-down of $2.1 million in the third quarter of 2017.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2017	2017	(Decrease)
	(In thousands)
Compensation	$71,986	$64,413	$7,573
Occupancy	12,715	12,729	(14)
Data processing	6,764	6,459	305
Other professional services	5,786	4,213	1,573
Insurance and assessments	5,384	4,702	682
Intangible asset amortization	5,062	3,049	2,013
Leased equipment depreciation	5,048	4,862	186
Foreclosed assets (income) expense, net	(475)	2,191	(2,666)
Acquisition, integration and reorganization costs	16,085	1,450	14,635
Loan expense	3,140	3,421	(281)
Other	11,373	11,053	320
Total noninterest expense	$142,868	$118,542	$24,326

Income Taxes

The overall effective income tax rate was 40.2% for the fourth quarter of 2017 and 27.2% for the third quarter of 2017.  The effective tax rate for the fourth quarter of 2017 was higher mainly due to the fourth quarter tax provision including a $2.0 million increase in the foreign tax credit valuation allowance due to the sale of certain foreign loans, whereas the prior quarter included a $13.6 million reversal of a valuation allowance related to foreign tax credits which were deemed more likely than not to be utilized before they expire. The fourth quarter tax provision also included $2.4 million of income tax expense related to non-deductible merger costs and other adjustments offset by a $1.2 million benefit from remeasuring the deferred federal tax assets and liabilities as a result of the Tax Cuts and Jobs Act. This adjustment to deferred federal tax liabilities is management’s best estimate based on the information available as of this earnings release and is subject to change as final tax calculations are completed in conjunction with the filing of the Form 10-K. The effective tax rate for the full year 2017 was 35.5%. While the analysis on the impact of the Tax Cuts and Jobs Act is still ongoing at this time, we expect the 2018 effective tax rate to be in the range of 27% to 29%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases held for investment, net of deferred fees, increased by $1.3 billion in the fourth quarter of 2017 to $17.0 billion at December 31, 2017.  The net increase was driven mainly by the acquisition of CUB loans of $2.1 billion, fourth quarter new production of $1.6 billion, and disbursements of $724 million, partially offset by loan sales of $1.0 billion, payoffs of $729 million, paydowns of $813 million, and transfers to loans held for sale of $481 million.  For the year ended December 31, 2017, loans and leases held for investment, net of deferred fees, increased by $1.5 billion. Excluding the effect of the acquired CUB loans and the two portfolio sales in 2017, the annualized loan growth rate for the fourth quarter of 2017 was 17% and the growth rate for the full year 2017 was 7%.

The following table presents a roll forward of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Year Ended
Loans and Leases	December 31,	September 30,	December 31,
Held for Investment Roll Forward (1)	2017	2017	2017
	(Dollars in thousands)
Balance, beginning of period	$15,690,517	$15,543,457	$15,455,954
New production	1,556,257	1,002,887	4,685,763
Existing loans and leases:
Payoffs	(728,628)	(903,395)	(3,801,592)
Paydowns	(812,726)	(637,674)	(2,769,309)
Disbursements	723,914	722,777	3,203,796
Sales (2)	(1,026,660)	(31,528)	(1,140,625)
Transfers to foreclosed assets	—	—	(580)
Charge-offs	(24,721)	(6,007)	(80,296)
Transfers to loans held for sale	(481,100)	—	(656,258)
Loans acquired through CUB acquisition	2,075,890	—	2,075,890
Balance, end of period	$16,972,743	$15,690,517	$16,972,743

Weighted average rate on new production (3)	4.95%	5.04%	4.96%

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         Sales for the three months ended December 31, 2017 exclude loans held for sale of $481.1 million at December 31, 2017. Sales for the three months ended September 30, 2017 exclude sales of loans that were transferred to loans held for sale of $175.2 million at June 30, 2017.

(3)         The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2017.

Cash Flow Loan Sale

During the fourth quarter of 2017, the Company sold $1.5 billion of cash flow loans, of which none were on nonaccrual and $4.7 million were classified, and exited its CapitalSource Division origination operations related to general, technology, and healthcare cash flow loans.  These actions were taken to lower the Company’s credit risk profile and improve its funding mix by allowing the majority of our wholesale deposits to run off. As of December 31, 2017, $1.0 billion of the loans sold had settled while $481 million were classified as held for sale. As of January 17, 2018, 99% of the year-end loans held for sale balance was settled.

The impact of the loan sale and decision to exit the above-mentioned origination operations affected various components of our statement of earnings as follows:

Three Months Ended
December 31,
2017
(In thousands)
Gain on sale of loans	$1,988
Negative provision for credit losses	14,132
Other commissions and fees	(1,155)
Other income	(113)
Compensation expense	(2,854)
Other expense	(586)
Total increase in pre-tax earnings	$11,412

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	December 31,	September 30,	June 30,	December 31,
Loan and Lease Portfolio	2017	2017	2017	2016
	(In thousands)
Real estate mortgage:
Commercial	$5,385,724	$4,338,933	$4,418,463	$4,396,696
Residential	2,466,894	1,850,324	1,719,269	1,314,036
Total real estate mortgage	7,852,618	6,189,257	6,137,732	5,710,732
Real estate construction and land:
Commercial	769,075	680,950	691,828	581,246
Residential	822,154	568,273	473,282	384,001
Total real estate construction and land	1,591,229	1,249,223	1,165,110	965,247
Total real estate	9,443,847	7,438,480	7,302,842	6,675,979
Commercial:
Asset-based	3,011,770	2,577,470	2,392,203	2,611,796
Venture capital	2,122,735	1,959,489	2,001,427	1,987,900
Cash flow	1,327,595	2,734,454	2,834,966	3,112,890
Equipment finance	656,995	594,473	613,550	691,967
Total commercial	7,119,095	7,865,886	7,842,146	8,404,553
Consumer	409,801	386,151	398,469	375,422
Total loans and leases held for investment, net of deferred fees (1)	$16,972,743	$15,690,517	$15,543,457	$15,455,954

Total unfunded loan commitments	$6,234,061	$5,037,084	$4,926,743	$4,166,703

(1) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017 and June 30, 2017.

Included in total loans as of December 31, 2017 were $2.0 billion acquired from CUB, of which $1.3 billion were real estate mortgage loans, $518 million were commercial loans, and $210 million were real estate construction and land loans. In addition, the total unfunded loan commitments as of December 31, 2017 included $914 million associated with loans acquired from CUB.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	December 31,
Deposit Category	2017	2017	2017	2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$8,508,044	$6,911,874	$6,701,039	$6,659,016
Interest checking deposits	2,226,885	1,957,485	1,762,016	1,448,394
Money market deposits	4,511,730	3,967,224	4,033,471	3,705,385
Savings deposits	690,353	694,717	721,048	711,039
Total core deposits	15,937,012	13,531,300	13,217,574	12,523,834
Non-core non-maturity deposits	863,202	1,118,694	1,329,324	1,174,487
Total non-maturity deposits	16,800,214	14,649,994	14,546,898	13,698,321
Time deposits $250,000 and under	1,709,980	1,770,439	1,940,872	1,758,434
Time deposits over $250,000	355,342	352,812	387,207	413,856
Total time deposits	2,065,322	2,123,251	2,328,079	2,172,290
Total deposits	$18,865,536	$16,773,245	$16,874,977	$15,870,611

Noninterest-bearing demand deposits as percentage of total deposits	45%	41%	40%	42%
Core deposits as percentage of total deposits	85%	81%	78%	79%

At December 31, 2017, core deposits totaled $15.9 billion, or 85% of total deposits, including $8.5 billion of noninterest-bearing demand deposits, or 45% of total deposits. Core deposits obtained in the CUB acquisition totaled $2.7 billion.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at December 31, 2017 were $2.1 billion, of which $1.7 billion was managed by S1AM.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $6.4 million was recorded in the fourth quarter of 2017 compared to $15.1 million in the third quarter of 2017. The fourth quarter provision consisted of $6.5 million for non-purchased credit impaired (“Non-PCI”) loans and leases and a $0.1 million negative provision for PCI loans; this compares to a third quarter provision of $15.5 million and a $0.4 million negative provision, respectively.  The lower provision for the fourth quarter of 2017 was due mainly to releasing $14.1 million in general reserves relating to the cash flow loan sale. The allowance for Non-PCI credit losses to Non-PCI loans and leases held for investment coverage ratio declined to 0.95% at December 31, 2017 from 1.11% at September 30, 2017. The lower coverage ratio was principally due to the purchase accounting for the CUB acquired loan portfolio, which was not subject to the allowance for credit losses at the time of acquisition.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended December 31, 2017
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)
Beginning balance	$152,770	$20,809	$173,579	$6,836	$180,415
Charge-offs	(24,335)	—	(24,335)	(386)	(24,721)
Recoveries	1,577	—	1,577	88	1,665
Net charge-offs	(22,758)	—	(22,758)	(298)	(23,056)
Provision	3,000	3,500	6,500	(94)	6,406
Fair value of acquired reserve for unfunded commitments	—	4,326	4,326	—	4,326
Ending balance	$133,012	$28,635	$161,647	$6,444	$168,091

	Three Months Ended September 30, 2017
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)
Beginning balance	$138,879	$20,263	$159,142	$7,079	$166,221
Charge-offs	(5,928)	—	(5,928)	(79)	(6,007)
Recoveries	4,865	—	4,865	217	5,082
Net charge-offs	(1,063)	—	(1,063)	138	(925)
Provision	14,954	546	15,500	(381)	15,119
Ending balance	$152,770	$20,809	$173,579	$6,836	$180,415

Gross charge-offs for the fourth quarter of 2017 included $20.1 million for venture capital loans while gross charge-offs for the third quarter of 2017 included $3.4 million for venture capital loans.

Mr. Wagner remarked, “We have taken action to remedy the unacceptably high level of venture capital credit losses during 2017, including adjustments to delegated lending authorities and portfolio management. In addition, significant progress has been made on our initiative to grow the lower-risk capital call line segment of the venture capital loan portfolio.”

The annualized ratio of total net charge-offs to total average loans was 0.52% for the quarter ended December 31, 2017 and 0.43% for the year ended December 31, 2017.

CREDIT QUALITY

Despite the elevated charge-offs on venture capital loans, the Company’s credit quality metrics showed significant improvement during the fourth quarter of 2017.

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,	Increase
Non-PCI Credit Quality Metrics	2017	2017	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases held for investment (1)(2)	$155,784	$157,697	$(1,913)
Classified loans and leases held for investment (1)(3)	278,405	344,777	(66,372)
Performing troubled debt restructured loans held for investment	56,838	56,552	286
Allowance for credit losses	161,647	173,579	(11,932)
Provision for credit losses (for the quarter)	6,500	15,500	(9,000)
Net charge-offs (for the quarter)	22,758	1,063	21,695
Net charge-offs to average loans and leases (for the quarter)	0.52%	0.03%
Allowance for credit losses to loans and leases held for investment	0.95%	1.11%
Allowance for credit losses to nonaccrual loans and leases held for investment	103.8%	110.1%
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.92%	1.00%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.93%	1.08%
Classified loans and leases held for investment to loans and leases held for investment	1.64%	2.20%

(1)         Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

(2)         Nonaccrual loans include guaranteed amounts of $11.6 million and $9.1 million at December 31, 2017 and September 30, 2017.

(3)         Classified loans include guaranteed amounts of $11.6 million and $9.1 million at December 31, 2017 and September 30, 2017.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Non-PCI Nonaccrual Loans and Leases				Non-PCI Accruing and
	December 31, 2017		September 30, 2017		30-89 Days Past Due
		% of		% of	December 31,	September 30,
		Loan		Loan	2017	2017
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$65,563	1.2%	$63,096	1.5%	$27,234	$1,446
Residential	3,350	0.1%	3,186	0.2%	6,629	282
Total real estate mortgage	68,913	0.9%	66,282	1.1%	33,863	1,728
Real estate construction and land:
Commercial	—	0.0%	—	0.0%	—	—
Residential	—	0.0%	—	0.0%	2,081	—
Total real estate construction and land	—	0.0%	—	0.0%	2,081	—
Commercial:
Asset-based	3,174	0.1%	3,977	0.2%	1,512	—
Venture capital	29,424	1.4%	22,686	1.2%	5,959	2,720
Cash flow	23,315	1.8%	33,514	1.2%	924	72
Equipment finance	30,938	4.7%	30,942	5.2%	344	—
Total commercial	86,851	1.2%	91,119	1.2%	8,739	2,792
Consumer	20	0.0%	296	0.1%	562	286
Total held for investment (1)	$155,784	0.9%	$157,697	1.0%	$45,245	$4,806

(1) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

The majority of the loans representing the increase in Non-PCI accruing and 30-89 days past due loans have subsequently been brought current, renewed or are subject to guarantees.

The following table presents nonperforming assets as of the dates indicated:

	December 31,	September 30,	Increase
Nonperforming Assets	2017	2017	(Decrease)
	(Dollars in thousands)
Nonaccrual Non-PCI loans and leases held for investment (1)	$155,784	$157,697	$(1,913)
Nonaccrual PCI loans held for investment	1,761	1,761	—
Total nonaccrual loans and leases	157,545	159,458	(1,913)
Foreclosed assets, net	1,329	11,630	(10,301)
Total nonperforming assets	$158,874	$171,088	$(12,214)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.92%	1.01%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.93%	1.09%

(1) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

STOCK REPURCHASE PROGRAM

During the fourth quarter of 2017, the Company amended its existing stock repurchase program to reduce the authorized repurchase amount from $400 million to $150 million and extend the program maturity to December 31, 2018. The Company expects that, subject to market conditions and other factors, the current $150 million share repurchase authorization will be completed during the first quarter of 2018. The Company anticipates an additional repurchase program will be authorized by the Board of Directors in 2018. During the fourth quarter of 2017, we repurchased 2,081,227 shares at an average cost of $47.89 and a total cost of $99.7 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with approximately $25 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 76 full-service branches located throughout the state of California and one branch in Durham, North Carolina. We provide commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  We offer additional products and services through our CapitalSource and Square 1 Bank divisions. Our CapitalSource Division provides asset-based, equipment, real estate and security cash flow loans and treasury management services to established middle market businesses on a national basis.  Our Square 1 Bank Division offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results and metrics and including statements about our expectations regarding our future effective tax rate. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. These risks and uncertainties include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; the impact of changes in interest rates or levels of market activity, especially on our loan and investment portfolios; deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the levels of IPOs and M&A activities); changes in credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and leases losses; our ability to attract deposits and other sources of funding or liquidity; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; the Company’s ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected timeframes or at all; the impact of the Tax Cuts and Jobs Act on our future effective tax rate and our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including the Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document.

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2017	2017	2016
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$233,215	$147,579	$337,965
Interest-earning deposits in financial institutions	165,222	122,439	81,705
Total cash and cash equivalents	398,437	270,018	419,670

Securities available-for-sale, at estimated fair value	3,774,431	3,532,230	3,223,830
Federal Home Loan Bank stock, at cost	20,790	17,250	21,870
Total investment securities	3,795,221	3,549,480	3,245,700

Loans held for sale	481,100	—	—

Non-PCI loans and leases	16,974,171	15,693,776	15,412,092
PCI loans	58,050	62,509	108,445
Total gross loans and leases held for investment	17,032,221	15,756,285	15,520,537
Deferred fees, net	(59,478)	(65,768)	(64,583)
Total loans and leases held for investment, net of deferred fees	16,972,743	15,690,517	15,455,954
Allowance for loan and lease losses	(139,456)	(159,606)	(157,238)
Total loans and leases held for investment, net	16,833,287	15,530,911	15,298,716

Equipment leased to others under operating leases	284,631	233,866	229,905
Premises and equipment, net	31,852	28,910	38,594
Foreclosed assets, net	1,329	11,630	12,976
Deferred tax asset, net	—	65,321	94,112
Goodwill	2,548,670	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	79,626	27,188	36,366
Other assets	540,723	351,659	319,779
Total assets	$24,994,876	$22,242,932	$21,869,767

LIABILITIES:
Noninterest-bearing deposits	$8,508,044	$6,911,874	$6,659,016
Interest-bearing deposits	10,357,492	9,861,371	9,211,595
Total deposits	18,865,536	16,773,245	15,870,611
Borrowings	467,342	250,399	905,812
Subordinated debentures	462,437	448,126	440,744
Accrued interest payable and other liabilities	221,963	160,494	173,545
Total liabilities	20,017,278	17,632,264	17,390,712
STOCKHOLDERS’ EQUITY (1)	4,977,598	4,610,668	4,479,055
Total liabilities and stockholders’ equity	$24,994,876	$22,242,932	$21,869,767

Book value per share	$38.65	$37.96	$36.93
Tangible book value per share (2)	$18.24	$19.84	$18.71
Shares outstanding	128,782,878	121,449,794	121,283,669

(1) Includes net unrealized gain on securities available-for-sale, net	$31,171	$33,613	$5,982
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$258,309	$235,666	$238,223	$952,771	$924,294
Investment securities	25,712	24,762	23,403	98,202	90,557
Deposits in financial institutions	576	538	147	1,543	1,061
Total interest income	284,597	260,966	261,773	1,052,516	1,015,912

Interest expense:
Deposits	14,041	13,071	7,369	45,694	31,512
Borrowings	1,366	188	631	3,638	2,259
Subordinated debentures	6,234	6,017	5,468	23,613	20,850
Total interest expense	21,641	19,276	13,468	72,945	54,621

Net interest income	262,956	241,690	248,305	979,571	961,291
Provision for credit losses	6,406	15,119	23,215	57,752	65,729
Net interest income after provision for credit losses	256,550	226,571	225,090	921,819	895,562

Noninterest income:
Service charges on deposit accounts	4,574	3,465	3,557	15,307	14,534
Other commissions and fees	10,505	9,944	12,036	41,422	47,126
Leased equipment income	8,258	8,332	8,614	37,700	33,919
Gain on sale of loans and leases	1,988	2,848	119	6,197	909
(Loss) gain on sale of securities	(3,329)	1,236	515	(541)	9,485
FDIC loss sharing expense, net	—	—	—	—	(8,917)
Other income	4,799	5,557	4,054	28,488	15,419
Total noninterest income	26,795	31,382	28,895	128,573	112,475

Noninterest expense:
Compensation	71,986	64,413	66,013	266,567	251,913
Occupancy	12,715	12,729	12,076	48,863	48,911
Data processing	6,764	6,459	6,574	26,575	24,356
Other professional services	5,786	4,213	4,880	17,353	16,478
Insurance and assessments	5,384	4,702	4,124	19,733	18,364
Intangible asset amortization	5,062	3,049	3,176	14,240	16,517
Leased equipment depreciation	5,048	4,862	5,291	20,767	20,899
Foreclosed assets (income) expense, net	(475)	2,191	2,693	1,702	1,881
Acquisition, integration and reorganization costs	16,085	1,450	—	19,735	200
Loan expense	3,140	3,421	3,140	13,832	9,371
Other expense	11,373	11,053	10,655	46,294	41,211
Total noninterest expense	142,868	118,542	118,622	495,661	450,101

Earnings before income taxes	140,477	139,411	135,363	554,731	557,936
Income tax expense	(56,440)	(37,945)	(49,716)	(196,913)	(205,770)
Net earnings	$84,037	$101,466	$85,647	$357,818	$352,166

Basic and diluted earnings per share	$0.66	$0.84	$0.71	$2.91	$2.90

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$84,037	$101,466	$85,647	$357,818	$352,166
Less: earnings allocated to unvested restricted stock (1)	(951)	(1,149)	(1,004)	(4,184)	(3,988)
Net earnings allocated to common shares	$83,086	$100,317	$84,643	$353,634	$348,178

Weighted-average basic shares and unvested restricted stock outstanding	127,971	121,447	121,464	123,060	121,670
Less: weighted-average unvested restricted stock outstanding	(1,440)	(1,394)	(1,450)	(1,447)	(1,431)
Weighted-average basic shares outstanding	126,531	120,053	120,014	121,613	120,239
Basic earnings per share	$0.66	$0.84	$0.71	$2.91	$2.90

Diluted Earnings Per Share:
Net earnings allocated to common shares	$83,086	$100,317	$84,643	$353,634	$348,178

Weighted-average basic shares outstanding	126,531	120,053	120,014	121,613	120,239

Diluted earnings per share	$0.66	$0.84	$0.71	$2.91	$2.90

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$52,782	$2,536	19.06%	$60,126	$3,308	21.83%	$104,234	$17,481	66.72%
Non-PCI loans and leases	17,374,091	256,050	5.85%	15,514,904	232,510	5.95%	14,904,034	220,742	5.89%
Total loans and leases (1)	17,426,873	258,586	5.89%	15,575,030	235,818	6.01%	15,008,268	238,223	6.31%
Investment securities (2)	3,807,928	30,709	3.20%	3,510,956	29,495	3.33%	3,293,003	28,229	3.41%
Deposits in financial institutions	179,379	576	1.27%	171,455	538	1.24%	111,918	147	0.52%
Total interest-earning assets	21,414,180	289,871	5.37%	19,257,441	265,851	5.48%	18,413,189	266,599	5.76%
Other assets	3,375,656			2,880,433			3,014,761
Total assets	$24,789,836			$22,137,874			$21,427,950

Liabilities and Stockholders’ Equity:
Interest checking	$2,340,166	2,891	0.49%	$2,146,125	2,960	0.55%	$1,449,346	951	0.26%
Money market	5,415,630	7,214	0.53%	4,914,803	6,307	0.51%	4,740,944	3,672	0.31%
Savings	702,023	279	0.16%	707,367	289	0.16%	751,817	331	0.18%
Time	2,120,749	3,657	0.68%	2,256,259	3,515	0.62%	2,384,973	2,415	0.40%
Total interest-bearing deposits	10,578,568	14,041	0.53%	10,024,554	13,071	0.52%	9,327,080	7,369	0.31%
Borrowings	445,106	1,366	1.22%	61,071	188	1.22%	505,567	631	0.50%
Subordinated debentures	458,269	6,234	5.40%	447,012	6,017	5.34%	440,907	5,468	4.93%
Total interest-bearing liabilities	11,481,943	21,641	0.75%	10,532,637	19,276	0.73%	10,273,554	13,468	0.52%
Noninterest-bearing demand deposits	8,190,134			6,858,816			6,496,221
Other liabilities	197,261			153,932			156,227
Total liabilities	19,869,338			17,545,385			16,926,002
Stockholders’ equity	4,920,498			4,592,489			4,501,948
Total liabilities and stockholders’ equity	$24,789,836			$22,137,874			$21,427,950
Net interest income (3)		$268,230			$246,575			$253,131
Net interest spread (3)			4.62%			4.75%			5.24%
Net interest margin (3)			4.97%			5.08%			5.47%

Total deposits (4)	$18,768,702	$14,041	0.30%	$16,883,370	$13,071	0.31%	$15,823,301	$7,369	0.19%
Funding sources (5)	$19,672,077	$21,641	0.44%	$17,391,453	$19,276	0.44%	$16,769,775	$13,468	0.32%

(1) Starting with the third quarter of 2017, includes tax-equivalent adjustments related to tax-exempt interest on loans.

(2) Includes tax-equivalent adjustments of $5.0 million, $4.7 million, and $4.8 million for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016 related to tax-exempt income on municipal securities.  The federal statutory tax-rate utilized was 35% for the periods.

(3) Tax equivalent.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(5) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$233,215	$147,579	$180,330	$184,608	$337,965
Interest-earning deposits in financial institutions	165,222	122,439	107,150	111,892	81,705
Total cash and cash equivalents	398,437	270,018	287,480	296,500	419,670

Securities available-for-sale	3,774,431	3,532,230	3,474,560	3,336,992	3,223,830
Federal Home Loan Bank stock	20,790	17,250	22,059	17,901	21,870
Total investment securities	3,795,221	3,549,480	3,496,619	3,354,893	3,245,700

Loans held for sale	481,100	—	175,158	—	—

Non-PCI loans and leases	16,974,171	15,693,776	15,536,735	15,526,518	15,412,092
PCI loans	58,050	62,509	72,445	96,353	108,445
Total gross loans and leases held for investment	17,032,221	15,756,285	15,609,180	15,622,871	15,520,537
Deferred fees, net	(59,478)	(65,768)	(65,723)	(66,182)	(64,583)
Total loans and leases held for investment, net of deferred fees	16,972,743	15,690,517	15,543,457	15,556,689	15,455,954
Allowance for loan and lease losses	(139,456)	(159,606)	(145,958)	(161,307)	(157,238)
Total loans and leases held for investment, net	16,833,287	15,530,911	15,397,499	15,395,382	15,298,716

Equipment leased to others under operating leases	284,631	233,866	203,212	224,580	229,905
Premises and equipment, net	31,852	28,910	29,108	28,908	38,594
Foreclosed assets, net	1,329	11,630	13,278	12,842	12,976
Deferred tax asset, net	—	65,321	70,354	88,765	94,112
Goodwill	2,548,670	2,173,949	2,173,949	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	79,626	27,188	30,237	33,302	36,366
Other assets	540,723	351,659	369,983	318,133	319,779
Total assets	$24,994,876	$22,242,932	$22,246,877	$21,927,254	$21,869,767

LIABILITIES:
Noninterest-bearing deposits	$8,508,044	$6,911,874	$6,701,039	$6,789,808	$6,659,016
Interest-bearing deposits	10,357,492	9,861,371	10,173,938	9,541,200	9,211,595
Total deposits	18,865,536	16,773,245	16,874,977	16,331,008	15,870,611
Borrowings	467,342	250,399	217,454	460,609	905,812
Subordinated debentures	462,437	448,126	445,743	442,516	440,744
Accrued interest payable and other liabilities	221,963	160,494	148,798	185,015	173,545
Total liabilities	20,017,278	17,632,264	17,686,972	17,419,148	17,390,712
STOCKHOLDERS’ EQUITY (1)	4,977,598	4,610,668	4,559,905	4,508,106	4,479,055
Total liabilities and stockholders’ equity	$24,994,876	$22,242,932	$22,246,877	$21,927,254	$21,869,767

Book value per share	$38.65	$37.96	$37.55	$37.13	$36.93
Tangible book value per share (2)	$18.24	$19.84	$19.40	$18.95	$18.71
Shares outstanding	128,782,878	121,449,794	121,448,321	121,408,133	121,283,669

(1) Includes net unrealized gain on securities available-for-sale, net	$31,171	$33,613	$29,729	$12,718	$5,982
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$258,309	$235,666	$234,618	$224,178	$238,223
Investment securities	25,712	24,762	24,689	23,039	23,403
Deposits in financial institutions	576	538	237	192	147
Total interest income	284,597	260,966	259,544	247,409	261,773

Interest expense:
Deposits	14,041	13,071	10,205	8,377	7,369
Borrowings	1,366	188	1,066	1,018	631
Subordinated debentures	6,234	6,017	5,800	5,562	5,468
Total interest expense	21,641	19,276	17,071	14,957	13,468

Net interest income	262,956	241,690	242,473	232,452	248,305
Provision for credit losses	6,406	15,119	11,499	24,728	23,215
Net interest income after provision for credit losses	256,550	226,571	230,974	207,724	225,090

Noninterest income:
Service charges on deposit accounts	4,574	3,465	3,510	3,758	3,557
Other commissions and fees	10,505	9,944	10,583	10,390	12,036
Leased equipment income	8,258	8,332	11,635	9,475	8,614
Gain on sale of loans and leases	1,988	2,848	649	712	119
(Loss) gain on sale of securities	(3,329)	1,236	1,651	(99)	515
Other income	4,799	5,557	7,254	10,878	4,054
Total noninterest income	26,795	31,382	35,282	35,114	28,895

Noninterest expense:
Compensation	71,986	64,413	65,288	64,880	66,013
Occupancy	12,715	12,729	11,811	11,608	12,076
Data processing	6,764	6,459	6,337	7,015	6,574
Other professional services	5,786	4,213	3,976	3,378	4,880
Insurance and assessments	5,384	4,702	4,856	4,791	4,124
Intangible asset amortization	5,062	3,049	3,065	3,064	3,176
Leased equipment depreciation	5,048	4,862	5,232	5,625	5,291
Foreclosed assets (income) expense, net	(475)	2,191	(157)	143	2,693
Acquisition, integration and reorganization costs	16,085	1,450	1,700	500	—
Loan expense	3,140	3,421	3,884	3,387	3,140
Other expense	11,373	11,053	11,715	12,153	10,655
Total noninterest expense	142,868	118,542	117,707	116,544	118,622

Earnings before income taxes	140,477	139,411	148,549	126,294	135,363
Income tax expense	(56,440)	(37,945)	(54,902)	(47,626)	(49,716)
Net earnings	$84,037	$101,466	$93,647	$78,668	$85,647

Basic and diluted earnings per share	$0.66	$0.84	$0.77	$0.65	$0.71

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.34%	1.82%	1.71%	1.47%	1.59%
Return on average equity (1)	6.78%	8.77%	8.26%	7.08%	7.57%
Return on average tangible equity (1)(2)	13.75%	16.85%	16.06%	13.90%	14.88%

Yield on average loans and leases (1)(3)	5.89%	6.01%	6.07%	5.94%	6.31%
Yield on average interest-earning assets (1)(4)	5.37%	5.48%	5.57%	5.48%	5.76%
Cost of average total deposits (1)	0.30%	0.31%	0.25%	0.21%	0.19%
Cost of average time deposits (1)	0.68%	0.62%	0.55%	0.45%	0.40%
Cost of average interest-bearing liabilities (1)	0.75%	0.73%	0.65%	0.59%	0.52%
Cost of average funding sources (1)	0.44%	0.44%	0.40%	0.36%	0.32%
Net interest spread (1)(4)	4.62%	4.75%	4.92%	4.89%	5.24%
Net interest margin (1)(4)	4.97%	5.08%	5.21%	5.16%	5.47%

Efficiency ratio	41.0%	40.4%	40.3%	41.4%	40.1%
Noninterest expense as a percentage of average assets (1)	2.29%	2.12%	2.15%	2.18%	2.20%

Average Balances:
Loans and leases, net of deferred fees	$17,426,873	$15,575,030	$15,497,921	$15,297,044	$15,008,268
Interest-earning assets	21,414,180	19,257,441	19,030,793	18,655,243	18,413,189
Total assets	24,789,836	22,137,874	21,936,602	21,645,534	21,427,950
Noninterest-bearing deposits	8,190,134	6,858,816	6,646,349	6,595,346	6,496,221
Interest-bearing deposits	10,578,568	10,024,554	9,692,352	9,330,235	9,327,080
Total deposits	18,768,702	16,883,370	16,338,701	15,925,581	15,823,301
Borrowings and subordinated debentures	903,375	508,083	901,530	1,038,424	946,474
Interest-bearing liabilities	11,481,943	10,532,637	10,593,882	10,368,659	10,273,554
Funding sources	19,672,077	17,391,453	17,240,231	16,964,005	16,769,775
Stockholders’ equity	4,920,498	4,592,489	4,545,276	4,503,675	4,501,948

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent starting with the third quarter of 2017.

(4) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases held for investment	0.95%	1.11%	1.02%	1.08%	1.05%
Allowance for credit losses to nonaccrual loans and leases held for investment	103.8%	110.1%	92.2%	96.9%	94.5%
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.92%	1.00%	1.11%	1.11%	1.11%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.93%	1.08%	1.20%	1.20%	1.19%
Nonperforming assets to total assets	0.63%	0.76%	0.84%	0.85%	0.84%
Trailing twelve month net charge-offs to average loans and leases held for investment	0.40%	0.35%	0.37%	0.24%	0.15%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	10.66%	12.02%	11.90%	11.87%	11.91%
Common equity tier 1 capital ratio (1)	10.92%	12.52%	12.28%	12.31%	12.31%
Tier 1 capital ratio (1)	10.92%	12.52%	12.28%	12.31%	12.31%
Total capital ratio (1)	13.77%	15.74%	15.42%	15.56%	15.56%
Risk-weighted assets (1)	$21,637,503	$19,086,798	$19,084,823	$18,732,723	$18,568,622

Equity to assets ratio	19.91%	20.73%	20.50%	20.56%	20.48%
Tangible common equity ratio (2)	10.50%	12.02%	11.75%	11.67%	11.54%
Book value per share	$38.65	$37.96	$37.55	$37.13	$36.93
Tangible book value per share (2)	$18.24	$19.84	$19.40	$18.95	$18.71

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.75%	11.46%	11.41%	11.36%	11.40%
Common equity tier 1 capital ratio (1)	11.92%	11.95%	11.79%	11.79%	11.78%
Tier 1 capital ratio (1)	11.92%	11.95%	11.79%	11.79%	11.78%
Total capital ratio (1)	12.70%	12.89%	12.66%	12.74%	12.72%

(1) Capital information for December 31, 2017 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Return on Average Tangible Equity	2017	2017	2016	2017	2016
	(Dollars in thousands)
Net earnings	$84,037	$101,466	$85,647	$357,818	$352,166

Average stockholders’ equity	$4,920,498	$4,592,489	$4,501,948	$4,641,495	$4,488,862
Less: Average intangible assets	2,495,876	2,202,922	2,212,042	2,279,010	2,219,756
Average tangible common equity	$2,424,622	$2,389,567	$2,289,906	$2,362,485	$2,269,106

Return on average equity (1)	6.78%	8.77%	7.57%	7.71%	7.85%
Return on average tangible equity (2)	13.75%	16.85%	14.88%	15.15%	15.52%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Book Value Per Share	2017	2017	2017	2017	2016
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,977,598	$4,610,668	$4,559,905	$4,508,106	$4,479,055
Less: Intangible assets	2,628,296	2,201,137	2,204,186	2,207,251	2,210,315
Tangible common equity	$2,349,302	$2,409,531	$2,355,719	$2,300,855	$2,268,740

Total assets	$24,994,876	$22,242,932	$22,246,877	$21,927,254	$21,869,767
Less: Intangible assets	2,628,296	2,201,137	2,204,186	2,207,251	2,210,315
Tangible assets	$22,366,580	$20,041,795	$20,042,691	$19,720,003	$19,659,452

Equity to assets ratio	19.91%	20.73%	20.50%	20.56%	20.48%
Tangible common equity ratio (1)	10.50%	12.02%	11.75%	11.67%	11.54%

Book value per share	$38.65	$37.96	$37.55	$37.13	$36.93
Tangible book value per share (2)	$18.24	$19.84	$19.40	$18.95	$18.71
Shares outstanding	128,782,878	121,449,794	121,448,321	121,408,133	121,283,669

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.